                      ALLIED HEALTHCARE INTERNATIONAL INC.
                               555 MADISON AVENUE
                              NEW YORK, N.Y. 10022

                                                                October 16, 2006

Ms. Sarah Eames
555 Madison Avenue
New York, New York 10022

     Re: Amended and Restated Employment Agreement

Dear Ms. Eames:

     We write to set forth our agreement with respect to your employment as
Executive Vice President of Allied Healthcare International Inc., a New York
corporation (the "Company"). This agreement supercedes and replaces any other agreement between the Company and you respecting your employment with the
Company and/or any of its Affiliates (as defined below) or Subsidiaries (as defined below), including, but not limited to, the Employment Agreement, dated
September 24, 2001, between the Company and you, as amended by Amendment No. 1 thereto dated November 17, 2004 and Amendment No. 2 thereto dated September 28,
2005; provided, however, that nothing herein shall impair the rights and obligations of the parties pursuant to that certain Deed of Restrictive
Covenants, dated __________, 1999, between you and Transworld Healthcare UK,
Limited (now known as Allied Healthcare Holdings Limited).

     1. SERVICES. The Company hereby agrees to employ you, and you hereby agree to be employed by the Company, on the terms and conditions hereinafter set forth. You will serve as Executive Vice President of the Company, and will render such services and perform such duties for the Company and its direct and indirect Subsidiaries (collectively, with the Company, the "Company Group") as the Chief Executive Officer of the Company (the "CEO") or the Board of Directors
of the Company may from time to time reasonably assign to you, including, but not limited to, performing the same services as you now perform for the Company
Group. The services you perform may include, but not be limited to, overseeing investor relations, participating in sales and marketing initiatives, participating in strategic business planning and developing business initiatives for the Company Group. You will, in addition, hold such offices, directorships and other positions with the Company Group to which you may from time to time be elected or appointed. Your authority shall be subject at all times to the direction and control of the Board of Directors and the CEO, and to the discretion of the Board of Directors to determine the policies of the Company
Group. You agree to serve the Company Group to the best of your ability and to devote substantially all of your working time, attention, energy and skills exclusively to the business and affairs of the Company Group and to the promotion and advancement of its interests.

     2. COMPENSATION. As full compensation for all of your services (including services as an officer of members of the Company Group, if you are so appointed or elected), you shall receive the following:

     (a) During your employment hereunder you shall receive a base salary at the rate of Two Hundred Fifty Thousand Dollars ($250,000) per annum payable in accordance with the Company's normal payroll practices. You and the Company agree to negotiate in good faith commencing not less than 90 days prior to each
Termination Date, to determine the amount of the annual increase, if any, in your base salary (your initial base salary, as it may be so adjusted, being referred to as your "Base Salary").

     (b) In addition, the Company shall pay you Five Thousand Dollars ($5,000)
for each period of five (5) business days or more that you spend in the United
Kingdom at the request of the Company conducting business for the Company or the
Company Group; provided, however, that you shall not be entitled to receive more than ten (10) payments (an aggregate of $50,000) pursuant to this paragraph in any calendar year. Payments pursuant to this paragraph shall be in addition to any reimbursement of expenses to which you are entitled pursuant to paragraph 5 of this Agreement.

     (c) In the discretion of the CEO and Board of Directors of the Company, you
may receive annual bonuses at such times and in such amounts as may be determined by the Board of Directors.

     (d) All options heretofore granted to you by the Company shall immediately become exercisable upon a "Change in Control of the Company" (as defined in paragraph 3(d) below).

     (e) All payments required to be made by the Company to you under this
Agreement shall be subject to withholding, social security, payroll and other applicable taxes and deductions.

     3. TERM.

     (a) (i) Subject to the occurrence of a Termination Event (as defined below), your employment under this Agreement shall be effective for a period of time (the "Term") starting on the date hereof and continuing until the date that is eighteen (18) months from the date hereof (the "Initial Termination Date");
provided, however, that, on the Initial Termination Date and on each anniversary of the Initial Termination Date (the Initial Termination Date and each anniversary of the Initial Termination Date, a "Termination Date") a one-year extension shall be automatically added to the then remaining Term unless at least ninety (90) days prior to then applicable Termination Date, either party provides the other with written notice of its intent to terminate your employment, in which case this Agreement shall terminate on the then applicable
Termination Date. During the 90-days notice period, the Company shall continue to compensate you at the rate of your compensation in effect as of the commencement of the 90-day notice period.

     (ii) For purposes of this Agreement, "Termination Event" means one or more of the following events the occurrence of which shall cause the termination of this Agreement: (A) the date of your death; (B) if, as a result of your physical or mental disability as determined by a qualified physician licensed to practice medicine in the State of New York and selected by the Company's Board of
Directors, the Board of Directors reasonably determines that you have failed, or have become unable to, perform one or more material duties to the Company for a

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period of more than three (3) consecutive months, or a period of more than one hundred eighty (180) days in the aggregate in any eighteen (18) month period, the date on which the Company shall elect to terminate your employment by reason of such disability; (C) the date on which the Company shall elect to terminate your employment for "cause" (as defined below); (D) the date on which you shall elect to terminate your employment for good "reason" (as defined below); and/or
(E) the date on which you or the Company shall elect to terminate your employment following a Change in Control of the Company (as defined below)
pursuant to paragraph 8 of this Agreement.

     (b) For purposes of this Agreement, "cause" means any one or more of the following: (i) you are convicted of or plead guilty or nolo contendere to a felony or other crime; (ii) willful and continued misconduct by you relating to the Company, including, but not limited to, your willful and continued failure to perform your stated duties; (iii) the willful engaging by you in gross misconduct materially and demonstrably injurious to the Company; or (iv) any willful and material breach by you of the terms of this Agreement. For purposes of this paragraph 3(b), no act or failure to act by you shall be considered
"willful" unless done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Company. For purposes of this Agreement, you shall not be deemed to have been terminated for cause unless and until there shall have been delivered to you a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors of the
Company at a meeting called and held for this purpose after reasonable written notice to you and an opportunity for you, together with your counsel, to be heard by the Board, finding that, in the good faith opinion of the Board, you are guilty of conduct of the type described in this paragraph 3(b) defining
"cause", and specifying the particulars thereof.

     (c) For purposes of this Agreement, "good reason" shall mean (i) your failure to serve as Executive Vice President of the Company for any reason other than a voluntary resignation by you or your removal for cause; (ii) the failure of the Company to nominate you for election as Executive Vice President of the
Company at any election or appointment of officers unless you decline to stand for election; (iii) the failure by the Company to obtain from any successor or assign of all or substantially all of the business of the Company, before the succession or assignment takes place, an agreement to assume and perform this
Agreement; (iv) any purported termination of your employment for cause which is not effected pursuant to a notice described in paragraph 3(b) above; (v) without your written consent, the assignment to you of any substantial duties inconsistent with your status as Executive Vice President of the Company or a substantial alteration in the nature or status of your responsibilities, or an adverse and substantial alteration in your reporting responsibilities, titles or offices, or any removal of you or failure to re-elect you to any of such positions, except in connection with the termination of your employment; (vi) a relocation from your principal place of residence at 5 Westwood Court, Harrison,
New York (as such principal residence may change from time to time) reasonably necessitated by (x) a change occurring after the Effective Date in one or more places (specifically excluding the United Kingdom) in which the Company does business or in which the Company requires that you provide your services; or (y)
a requirement by the Company that you relocate to a new principal place of residence (specifically including the United Kingdom); (vii) a reduction in your
Base Salary unless such reduction was with your prior consent; or (vi) any material breach by the Company of this Agreement.

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     (d) For purposes of this Agreement:

          (i) "Change in Control of the Company" means the occurrence of any of the following while you are employed by the Company under this Agreement: (A)
any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the
Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than
Hyperion Partners II L.P. or Washington & Congress Capital Partners, L.P. or any
of their respective affiliates and partners, shall become the "beneficial owner"
(within the meaning of Rule 13d-3 under the Exchange Act) of more than 30% of the outstanding capital stock of the Company entitled to vote for the election of directors ("Voting Shares"); (B) there shall be consummated a merger or consolidation of the Company with one or more other corporations as a result of which the holders of the outstanding Voting Shares of the Company immediately before the merger or consolidation hold less than 51% of the Voting Shares of the surviving or resulting corporation; (C) there shall be consummated the sale of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole; or (D) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the entire Board of
Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period. "Change in Control of the Company" shall not mean or include the merger, consolidation, or other reorganization of the Company and/or the sale, assignment, lease or other transfer of all or substantially all of the assets of the Company, to or with any Subsidiary and/or Affiliate, or by any Subsidiary and/or Affiliate to or with another Subsidiary and/or Affiliate.

          (ii) "Affiliate" of the Company means a corporation or other entity which, directly or indirectly, is in control of, is controlled by, or is under common control with the Company. For purposes of this definition, control of a corporation or other entity means the power, direct or indirect, (A) to vote 51%
or more of the securities having ordinary voting power for the election of directors of such corporation or other entity, or (B) to direct or cause the direction of the management and policies of such corporation or other entity whether by contract or otherwise.

          (iii) "Subsidiary" of the Company means a corporation or other entity whose shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors (or other persons performing similar functions of such corporation or entity) are owned, directly or indirectly, by the Company.

     4. CERTAIN BENEFITS. During your employment hereunder, subject to your meeting applicable eligibility requirements, the Company shall provide you with such life, disability, health insurance and other benefits as are generally made available to senior executive employees of the Company. You shall be entitled to receive six (6) weeks of paid vacation during each year of the term of your employment hereunder.

     5. REIMBURSEMENT OF EXPENSES. During your employment hereunder, the Company will reimburse you for your reasonable, ordinary and necessary travel and other business expenses incident to your rendering of services hereunder, in conformity with the Company's regular policies from time to time in effect regarding reimbursement of expenses.

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Payments to you for such expenses will be made upon presentation of expense statements in such detail as the Company may from time to time reasonably require.

     6. CONFIDENTIALITY. You acknowledge that, in the course of your employment, you will be occupying a position of trust and confidence with the Company Group.
You further acknowledge that you will have access to valuable trade secrets and confidential information of the Company Group solely as a result of your position with the Company. You agree that you will not make use of or disclose, directly or indirectly, any trade secrets or confidential information of the
Company Group, except that you may disclose such information (i) to the extent necessary to perform your obligations under this Agreement and in furtherance of the best interests of the Company Group; (ii) to the extent required by applicable law; or (iii) if expressly consented to by the Company. The provisions of this paragraph 6 shall survive the expiration or termination, for any reason, of this Agreement.

     7. REPRESENTATIONS. You hereby represent and warrant to the Company that you have full legal authority to enter into this Agreement and to perform your obligations hereunder, that you have no obligation to any other person or entity that would affect or conflict with any of your obligations hereunder, and that the complete performance of your obligations hereunder will not violate, result in a breach of, or constitute a default under, any law, regulation, order or decree of any governmental or judicial body or any contract by which you are bound.

     8. SEVERANCE COMPENSATION.

     (a) You and the Company shall each be entitled to terminate your employment hereunder at any time within six (6) months following a Change in Control of the
Company.

     (b) In the event your employment is terminated by the Company for any reason whatsoever (other than (i) your death or disability, (ii) the termination of your employment for "cause" or (iii) the termination of this Agreement by you or the Company pursuant to paragraph 3(a) above) or if, within six (6) months following a Change in Control of the Company, you or the Company terminates your employment hereunder for any reason (other than (i) your death or disability,
(ii) the termination of your employment for "cause" or (iii) the termination of this Agreement by you or the Company pursuant to paragraph 3(a) above), or if at any time during the term of this Agreement, you terminate your employment for
"good reason", then (i) all stock options you hold in the Company's common stock or the securities of its Subsidiaries shall vest immediately; (ii) the Company shall pay to you, as severance pay, in cash, within sixty (60) days following the termination of your employment, an amount equal to 1.9 times your annual
Base Salary during the last twelve (12) months preceding the Change in Control of the Company or the termination of your employment under this paragraph 8 (or during such lesser period during which you were employed by the Company); and
(iii) the Company shall provide to you for a period of twelve (12) months following the date of termination, at the expense of the Company, the Company benefits to which you have been entitled immediately prior to the date of termination; provided, however, that if at any time during such twelve (12)
month period, you become entitled to or otherwise obtain some or all of such benefits, then the obligation of the Company to provide you with those benefits shall immediately cease.

     9. NOTICES. Any notice or other communication required or permitted to be given

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hereunder shall be deemed to have been duly given when personally delivered or when sent by certified mail, return receipt requested, postage prepaid, as follows:

     If to the Company:

     Allied Healthcare International Inc.
     555 Madison Avenue
     New York, New York 10022
     Attention: Chairman

     With a copy to:

     Brown Raysman Millstein Felder & Steiner LLP
     900 Third Avenue
     New York, New York 10022
     Attention: Leslie J. Levinson, Esq.

     If to you, at your address as set forth above.

Either party may change its or his address for the purpose of this paragraph by written notice similarly given.

     10. SEVERABILITY. If any clause or provision of this Agreement shall be held to be invalid or unenforceable, such clause or provision shall be construed and enforced as if it had been more narrowly drawn so as not to be invalid or unenforceable, and such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Agreement.

     11. MISCELLANEOUS. The headings in this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement. This
Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, and upon you, your heirs, administrators and legal representatives, but no right or obligation hereunder may be assigned or delegated. No failure or delay by either party in exercising any right, option, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right, option, power or privilege. In the event of a breach of this Agreement by the Company, you incur certain costs and expenses including reasonable legal fees and in order to enforce your rights hereunder, the Company will reimburse you for such expenses. This Agreement can only be changed, waived or terminated only by a writing signed by both you and the Company and shall be governed by the internal laws of the State of New York
(without reference to its rules as to conflicts of laws). This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which taken together shall constitute one and the same document.

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     If the foregoing correctly sets forth your understanding of our agreement, please so indicate by signing and returning to us a copy of this letter.

                                        ALLIED HEALTHCARE INTERNATIONAL INC.

                                        By: /s/ Tim Aitken
                                            ------------------------------------
                                        Name: Tim Aitken
                                        Title: Chairman of the Board and
                                               Chief Executive Officer

ACCEPTED AND AGREED TO:

/s/ Sarah Eames
-------------------------------------
Sarah Eames

Dated: October 16, 2006

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